EXHIBIT 5.1


                                  LEGAL OPINION


                                      WRITER'S DIRECT DIAL NUMBER: 717.763.1121
                                      WRITER'S E-MAIL: mail@shumakerwilliams.com


                                February 23, 2006

Board of Directors
Univest Corporation
  of Pennsylvania
14 North Main Street
Souderton, PA 18964

            RE:   Univest Corporation of Pennsylvania
                  Amendment No. 1 to Registration Statement on Form S-3 Our File No. 06-571

Ladies and Gentlemen:

      We have acted as Special Corporate Counsel to Univest Corporation of Pennsylvania, a Pennsylvania business corporation (the "Corporation") in connection with its Amendment No. 1 to registration statement on Form S-3 (the "Registration Statement") pertaining to the Corporation's Dividend Reinvestment and Stock Purchase (the "Plan") to be filed with the Securities and Exchange Commission relating to the original registration of 500,000 shares of its common stock which, due to stock splits and dividends, currently provides for 1,968,750 shares available for issuance pursuant to the Corporation's Plan.

      In connection with the foregoing, we have examined the following documents:

      o     The Corporation's Articles of Incorporation, as amended;

      o     The Corporation's Bylaws, as amended;

      o Minutes of the Corporation's Board of Directors dated January 25, 2006, relating to the Plan as provided by the Corporation;

      o     The Plan; and

      o     Amendment No. 1 to the Registration Statement.

      In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies. As to any facts material to our opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates, oaths and declarations of officers or other representatives of the Corporation.

Board of Directors
Univest Corporation
  of Pennsylvania
February 23, 2006
Page 2

      On the basis of the foregoing and in reliance thereon, it is our opinion that the Corporation's common stock, par value $5.00 per share, issuable under the Plan, when issued in accordance with the provisions of the Plan and the Registration Statement, as amended, will be legally and validly issued, fully paid, and non-assessable.

      In giving the foregoing opinion, we have assumed that the Corporation will have, at the time of the issuance of common stock under the Plan, a sufficient number of authorized shares available for issue.

      We consent to the use of this opinion as an exhibit to the Corporation's Registration Statement and to the reference to our firm appearing in the prospectus filed as part of the Registration Statement, filed by the Corporation with the Securities and Exchange Commission, relating to the Plan, as well as to any amendments or supplements thereto. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Sections 7 or 11 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.


                                              Very truly yours,


                                              /s/Shumaker Williams, P.C.
                                              SHUMAKER WILLIAMS, P.C.